Exhibit 99.1

QUALSTAR REPORTS FISCAL 2016 FIRST QUARTER RESULTS

WESTLAKE VILLAGE, Calif., November 12, 2015 — Qualstar® Corporation (Nasdaq: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, today reported financial results for its first fiscal quarter ended September 30, 2015.

Results for the Three Months Ended September 30, 2015 vs 2014

●	Revenue decreased 30.3% or $1.0 million to $2.3 million from $3.3 million
●	Data storage revenue decreased 42.1% or $0.8 million to $1.1 million from $1.9 million
●	Power supply revenue decreased 14.3% or $0.2 million to $1.2 million from $1.4 million
●	Gross profit decreased 100% or $1.2 million to ($35,000) from $1.2 million, due to a $0.7 million noncash, inventory reserve
●	Total operating expenses decreased 6.7% or $0.1 million to $1.4 million, which includes $0.1 million of nonrecurring professional fees, from $1.5 million
●	Net loss was $1.5 million or ($0.12) per basic and diluted share versus a net loss of $0.3 million or ($0.03) per basic and diluted share, a $1.2 million increase in net loss
●	Cash, cash equivalents and marketable securities for quarter ended September 30, 2015 was $4.7 million versus $6.7 million at September 30, 2014

Revenue declined in the three months ended September 30, 2015, as the comparable quarter last year benefitted from significant one-time orders.

The Company expensed $0.1 million in professional fees during the three months ended September 30, 2015, related to a recent acquisition opportunity. After further due diligence, management decided it was in the best interest of the Company not to pursue the acquisition.

We continue to focus on our business plan, which includes introducing new products and establishing new partnerships. We introduced the Q48 tape library in September, 2015. This value-oriented product is available to our customers with short-order lead times, enabling us to more efficiently manage inventory while improving our speed to market. The Q48 duplicates certain low-end models of the current RLS tape library series. As a result, we took a large reserve against excess inventory of approximately $0.7 million.

“We were disappointed with the quarterly revenue results;” said Steven N. Bronson, Qualstar’s Chief Executive Officer, “however, we continue to add new partners and new products to our product portfolio for both the power supply and data storage business units.” Mr. Bronson continued, “While it takes time to see the financial results of these efforts, we are confident that Qualstar will be in a stronger position to compete in the market.”

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar is a leading provider of high-efficiency and high density power supplies marketed under the N2PowerTM brand, and of data storage systems marketed under the QualstarTM brand. Our N2Power power supply products  provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to telecom, networking, broadcast, industrial, lighting, gaming and test equipment. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data. Qualstar’s products are known throughout the world for high quality and Simply ReliableTM designs that provide years of trouble-free service. More information is available at  www.qualstar.com  or  www.n2power.com  or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All of Qualstar’s filings are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

For more information, contact:

Steven N. Bronson
Chief Executive Officer
805.416.7004

QUALSTAR CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

  (In thousands, except per share data)

	Three Months Ended September 30,
	2015	2014
Net revenues	$2,317	3,320
Cost of goods sold	2,352	2,094
Gross profit	$(35)	$1,226
Operating expenses:
Engineering	341	359
Sales and marketing	413	505
General and administrative	668	684
Total operating expenses	$1,422	$1,548
Loss from operations	(1,457)	(322)
Other income	1	-
Loss before income taxes	(1,456)	(322)
Provision for income taxes	-	-
Net loss	$(1,456)	$(322)
Change in unrealized gains on investments	-	-
Comprehensive loss	$(1,456)	(322)
Loss per common share:
Basic and diluted	$(0.12)	$(0.03)
Weighted average common shares outstanding:
Basic and diluted	12,253	12,253

QUALSTAR CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2015	June 30, 2015
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$4,696	$4,696
Accounts receivables, net of allowances of $18 at September 30, 2015 and $15 at June 30, 2015	1,398	2,321
Inventories	2,324	2,948
Prepaid expenses and other current assets	250	140
Total current assets	8,668	10,105
Property and equipment, net	493	538
Other assets	25	41
Total assets	$9,186	$10,684

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$757	$913
Accrued payroll and related liabilities	402	396
Deferred service revenue, short term	946	830
Other accrued liabilities	362	393
Total current liabilities	2,467	2,532

Other long term liabilities	17	17
Deferred service revenue, long term	237	225
Total long term liabilities	254	242

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value; 5,000 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000 shares authorized, 12,253 shares issued and outstanding as of September 30, 2015 and June 30, 2015	19,050	19,039
Accumulated other comprehensive income	-	-
Accumulated deficit	(12,585)	(11,129)
Total shareholders’ equity	6,465	7,910
Total liabilities and shareholders’ equity	$9,186	$10,684